Exhibit 10.12

Amendment Two to Exclusive Option Agreement

This Amendment Two to Exclusive Option Agreement (hereinafter referred to as “this Agreement”) is entered into in Guangzhou as of June 6th, 2019 by and among the following parties:

(1) EHang Intelligent Equipment (Guangzhou) Co., Ltd with commercial register in Building #3, No. 72 Nanxiang 2nd Road, Science City, High-tech Industry Development Zone, Guangzhou (“Party A”);

(2) Huazhi Hu and Yifang Xiong (“Party B”); and

(3) Guangzhou EHang Intelligent Technology Co., Ltd with commercial register in Room 402, F/4 Wing Building, No. 11 Aoti Road, Tianhe District, Guangzhou (for office use only) (“Party C”)

WHEREAS

The Exclusive Option Agreement (“Option Agreement”) and the Amendment to Exclusive Option Agreement (“Amendment to Option Agreement”, collectively referred to as “Option Agreement and Amendment” with the Option Agreement) were entered into by and between Party A, Party B and Party C respectively as of January 29th, 2016 and November 30th, 2018.

The Parties hereby amend the Option Agreement and Amendment through mutual negotiation and consent as follows:

1.	The parties agree to amend Section 2.2 (j) of the Option Agreement as follows:

“(j) Except for the agreements executed during ordinary course of business operations, Party C shall not execute any material agreement without prior written consent from Party A;”

2.	The Parties agree to amend Section 10.1 of the Option Agreement as follows:

“Notwithstanding other provisions stipulated under this Agreement, Party B and Party B shall not revoke or revise the Optional Purchase Right of Equity Interest or terminate this Agreement without prior written consent from Party A. Nonetheless, Party A can terminate or revise this Agreement by issuing written notice to the company and its existing shareholders 30 days prior to such notice becomes effective.”

3.

Unless otherwise specifically provided in this Agreement, the Option Agreement and Amendment shall remain valid. In the event of any conflict between this Agreement and the Option Agreement and Amendment, this Agreement shall prevail.

4.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Remainder intentionally left blank, signature page follows)

(Signature page)

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B:

Huazhi Hu (Signature): /s/ Huazhi Hu

Yifang Xiong (Signature): /s/ Yifang Xiong

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized representative: Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.